                                 [Letterhead]

                                 June 12, 1997


                                                                   EXHIBIT 8(a)



Pinnacle Financial Services, Inc.
830 Pleasant Street
St. Joseph, Michigan 49085

           Re:       Pinnacle Financial Services, Inc.
                     Registration Statement on Form S-4
                     Registration No. 333-19729

Ladies and Gentlemen:

     We have acted as counsel to Pinnacle Financial Services, Inc., a Michigan corporation ("Pinnacle"), in connection with the contemplated merger of Indiana Federal Corporation, a Delaware corporation ("IFC"), with and into Pinnacle (the "IFC Merger") pursuant to the Michigan Business Corporation Act, as amended (the "MBCA"), the Delaware General Corporation Act, as amended (the "DGCL"), and the Agreement and Plan of Merger dated as of November 14, 1996, as amended, by and between Pinnacle and IFC (the "IFC Merger Agreement"), and certain related instruments and agreements executed, or to be executed, in connection with the IFC Merger Agreement (the "IFC Merger Related Instruments").

     We have acted as counsel to Pinnacle Bank, a Michigan banking corporation and wholly-owned subsidiary of Pinnacle ("Pinnacle Bank"), in connection with the contemplated merger of Indiana Federal Bank for Savings, a federal savings bank ("IndFed Bank"), with and into Pinnacle Bank (the "IFC Subsidiary Bank Merger") pursuant to the Agreement and Plan of Merger and Consolidation to be executed by and between Pinnacle Bank and IndFed Bank (the "IFC Subsidiary Bank Merger Agreement"), the Michigan Banking Code of 1969, as amended (the "Michigan Banking Code"), the Federal Deposit Insurance Act, as amended (the "FDIA"), and certain related instruments and agreements executed, or to be executed, in connection with the IFC Subsidiary Bank Merger Agreement (the "IFC Subsidiary Bank Merger Related Instruments").

     Our opinion is provided solely with respect to certain federal income tax consequences of the IFC Merger and the IFC Subsidiary Bank Merger. This opinion is being delivered at your request and pursuant to the IFC Merger Agreement. (All capitalized terms used herein, unless otherwise specified, have the meanings assigned to them in the IFC Merger Agreement.)

DESCRIPTION OF TRANSACTIONS

     The MBCA, the DGCL, the IFC Merger Agreement and the IFC Merger Related Instruments essentially provide for (i) the merger of IFC with and into Pinnacle, with Pinnacle, as the surviving corporation, succeeding to all of the assets and liabilities of IFC; and (ii) subject to certain exceptions, the conversion of each issued and outstanding share of common stock, $.01 par value per share, of IFC (the "IFC Common Stock") into one share of common stock, no par value per share, of Pinnacle (the "Pinnacle Common Stock") as provided in the IFC Merger Agreement.

     The Michigan Banking Code, the FDIA, the IFC Subsidiary Bank Merger Agreement and the IFC Subsidiary Bank Merger Related Instruments essentially provide for (i) the merger of IndFed Bank with and into Pinnacle Bank, with Pinnacle Bank, as the surviving institution (the "Surviving Bank"), succeeding to all of the assets and liabilities of IndFed Bank; (ii) the automatic cancellation of each issued and outstanding share of common stock, of IndFed Bank; and (iii) the conversion of each issued and outstanding share of common stock of Pinnacle Bank into one share of common stock of the Surviving Bank.

FACTUAL ASSUMPTIONS, REPRESENTATIONS AND LIMITATIONS

     In rendering our opinion, we have examined and relied upon, and our opinion is conditioned upon the accuracy and completeness of, the facts, information, covenants and representations contained herein and in originals or copies, certified or otherwise identified to our satisfaction, of the IFC Merger Agreement, the IFC Related Instruments, the IFC Subsidiary Bank Merger Agreement, the IFC Subsidiary Bank Merger Related Instruments, and the Registration Statement on Form S-4, as amended (registration no. 333-19729) (the "Registration Statement"), filed by Pinnacle under the Securities Act of 1933, as amended, with respect to the shares of Pinnacle Common Stock to be issued to holders of shares of IFC Common Stock upon consummation of the IFC Merger. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies and the authenticity of the originals of such copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by Pinnacle and IFC. We also have assumed that the IFC Merger will be consummated in accordance with the IFC Merger Agreement and the IFC Merger Related Instruments and that the IFC Merger will qualify as a merger under applicable state law. We also have assumed that the IFC Subsidiary Bank Merger will be consummated in accordance with the IFC Subsidiary Bank Merger Agreement and the IFC Subsidiary Bank Merger Related Instruments and that the IFC Subsidiary Bank Merger will qualify as a merger under applicable federal and state law.

     In addition, we have relied upon, and this opinion is expressly conditioned on the accuracy of, certain representations made to us by Pinnacle, Pinnacle Bank, IFC and IndFed Bank (including, the representations contained in the attached representation certificates from Pinnacle, Pinnacle Bank, IFC and IndFed Bank). We have assumed, without independent verification, that said representations are true in all material respects as of the date hereof.

OPINION

     In order to qualify as a tax-free reorganization, a transaction must satisfy certain statutory requirements set forth in the Internal Revenue Code of 1986, as amended (the "Code"), and several judicially-created requirements which have been developed through court rulings and Internal Revenue Service interpretations. For example, it is well established that in order for the IFC Merger and the IFC Subsidiary Bank Merger to be treated as tax-free reorganizations under Section 368 of the Code, each transaction must satisfy a "continuity of stockholder interest" requirement, a "continuity of business enterprise" requirement, and a "business purpose" requirement. Based upon our review of certain representations and documentation concerning the IFC Merger and the IFC Subsidiary Bank Merger, we believe that the applicable statutory and judicial requirements will be satisfied by each of the IFC Merger and the IFC Subsidiary Bank Merger.

     Based upon the foregoing, and subject to the qualifications, if any that follow, we are of the opinion that under presently applicable law:

          (i) Provided that after the IFC Merger Pinnacle will hold substantially all of its assets and substantially all of the assets of IFC, and that in the transaction IFC stockholders will exchange solely for Pinnacle Common Stock an amount of IFC Common Stock constituting "voting control" of IFC within the meaning of Section 368(c) of the Code, then the IFC Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

          (ii) Pinnacle and IFC will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

          (iii) No gain or loss will be recognized by Pinnacle or IFC as a result of the IFC Merger.

          (iv) No gain or loss will be recognized by the stockholders of IFC who exchange their shares of IFC Common Stock solely for shares of Pinnacle Common Stock pursuant to the IFC Merger (except with respect to cash received in lieu of a fractional share interest in Pinnacle Common Stock).

          (v) The tax basis of the Pinnacle Common Stock received by stockholders of IFC who exchange all of their shares of IFC Common Stock solely for shares of Pinnacle Common Stock in the IFC Merger will be the same as the tax basis of the shares of IFC Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

          (vi) The holding period of the shares of Pinnacle Common Stock received by stockholders of IFC in the IFC Merger will include the period during which the shares of IFC Common Stock surrendered in exchange therefor were held; provided, such shares of IFC Common Stock were held as a capital asset by the holder of such shares of IFC Common Stock at the Effective Time.

          (vii) Provided that after the IFC Subsidiary Bank Merger Pinnacle Bank will hold substantially all of its assets and substantially all of the assets of IndFed Bank, then the IndFed Bank Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

          (viii) Pinnacle Bank and IndFed Bank will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

          (ix) No gain or loss will be recognized by Pinnacle Bank or IndFed Bank as a result of the IFC Subsidiary Bank Merger.

     This opinion may not be applicable to IFC stockholders who received their IFC Common Stock pursuant to the exercise of employee stock options or otherwise as compensation or who are not citizens or residents of the United States.

     NEITHER PINNACLE NOR IFC INTENDS TO SUBMIT A RULING REQUEST REGARDING THE TRANSACTIONS TO THE NATIONAL OFFICE OF THE INTERNAL REVENUE SERVICE. The foregoing opinion is NOT binding upon the Internal Revenue Service.

     In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Regulations and Proposed Treasury Regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change in the authorities upon which our opinion is based could affect our conclusions. However, we assume no obligation to revise or supplement this opinion if any subsequent change were to occur.

     The opinion set forth above is limited to the Federal law of the United States of America, the laws of the State of Michigan and the DGCL. We express no opinion as to any matter not addressed herein and no opinion as to matters addressed herein other than as expressly set forth herein. Accordingly, and except as expressly set forth above, we express no opinion as to the tax consequences, whether federal, state, local or foreign, of the IFC Merger, the IFC Subsidiary Bank Merger or of any transactions related to the IFC Merger or the IFC Subsidiary Bank Merger.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Certain Federal Income Tax Consequences" in the Joint Proxy
Statement/Prospectus forming a part of the Registration Statement. In giving such consent we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                               Sincerely,

                                               Miller, Canfield, Paddock and
                                                Stone, P.L.C.

                           REPRESENTATION CERTIFICATE
                                       OF
                           INDIANA FEDERAL CORPORATION

     Indiana Federal Corporation, a Delaware corporation ("IFC"), makes the following representations to Miller, Canfield, Paddock and Stone, P.L.C. for use by Miller, Canfield, Paddock and Stone, P.L.C. in rendering its opinion relative to certain federal income tax consequences of the merger (the "IFC Merger") of IFC with and into Pinnacle Financial Services, Inc., a Michigan corporation ("Pinnacle"), pursuant to the Michigan Business Corporation Act, as amended, the Delaware General Corporation Act, as amended, the Agreement and Plan of Merger dated as of November 14, 1996, as amended, by and between Pinnacle and IFC (the "IFC Merger Agreement"), and certain related instruments and agreements executed, or to be executed, in connection with the IFC Merger Agreement (the "IFC Merger Related Instruments"). Upon consummation of the IFC Merger, and among other things, (i) IFC will merge with and into Pinnacle, with Pinnacle, as the surviving corporation, succeeding to all of the assets and liabilities of IFC, and (ii) subject to certain exceptions, each issued and outstanding share of common stock, $.01 par value per share, of IFC ("IFC Common Stock"), will be converted into one
(1) share of common stock, no par value per share, of Pinnacle ("Pinnacle Common Stock") as provided in the IFC Merger Agreement. IFC acknowledges and agrees that each of the following representations constitutes a material representation to be relied upon by Miller, Canfield, Paddock and Stone, P.L.C. in rendering its opinion, and any material inaccuracy in any of the following representations may render the conclusions stated in the opinion of Miller, Canfield, Paddock and Stone, P.L.C. incorrect.

     1. The fair market value of the shares of Pinnacle Common Stock and other consideration to be received by each stockholder of IFC will be approximately equal to the fair market value of the shares of IFC Common Stock to be surrendered in the IFC Merger.

     2. To the knowledge of IFC, there is no plan or intention by the stockholders of IFC to sell, exchange, or otherwise dispose of a number of shares of Pinnacle Common Stock to be received in the IFC Merger that would reduce IFC stockholders' ownership of Pinnacle Common Stock to a number of shares having a value, as of the date of the IFC Merger, of less than 50 percent of the value of all of the formerly outstanding shares of IFC Common Stock as of the same date. For purposes of this representation, shares of IFC Common Stock exchanged for cash in lieu of fractional shares of Pinnacle Common Stock will be treated as outstanding shares of IFC Common Stock on the date of the IFC Merger. Moreover, shares of IFC Common Stock and shares of Pinnacle Common Stock held by IFC stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the IFC Merger will be considered in making this representation.

     3. Immediately following the IFC Merger, Pinnacle (i) will hold net assets of IFC having a fair market value equal to at least 90 percent of the fair market value of the net assets held by IFC immediately prior to the IFC Merger and will hold gross assets of IFC having a fair market value equal to at least 70 percent of the fair market value of the gross assets held by IFC immediately prior to the IFC Merger. For purposes of this representation, amounts used by IFC to pay reorganization expenses, and all redemptions and distributions made by IFC will be included as assets of IFC immediately prior to the IFC Merger.

      4. IFC has no plan or intention to issue additional shares of IFC Common Stock that would result in Pinnacle losing "control" (within the meaning of Section 368(c) of the Internal Revenue Code, as amended (the "Code")) of IFC immediately following the IFC Merger.

     5. IFC and the stockholders of IFC will pay their respective expenses, if any, incurred in connection with the IFC Merger.

     6. There is no intercorporate indebtedness existing between IFC and Pinnacle that was issued, or was acquired, or will be settled, at a discount.

     7. In the IFC Merger, shares of IFC Common Stock representing "control" (within the meaning of Section 368(c) of the Code) of IFC will be exchanged solely for voting stock of Pinnacle. For purposes of this representation, shares of IFC Common Stock exchanged for cash or other property originating with Pinnacle will be treated as outstanding shares of IFC Common Stock on the date of the IFC Merger.

     8. At the time of the IFC Merger, IFC will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in IFC that, if exercised or converted, would affect Pinnacle's acquisition or retention of "control" (within the meaning of Section 368(c) of the Code) of IFC immediately following the IFC Merger.

     9.   IFC is not an investment company as defined in Section
368(a)(2)(F)(iii) and (iv) of the Code.

     10. On the date of the IFC Merger, the fair market value of the assets of IFC will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

     11. IFC is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.


INDIANA FEDERAL CORPORATION


By:  /s/ Donald A. Lesch                        Date: June 12, 1997
     ______________________________
           Donald A. Lesch
     Its:  Chairman and
             Chief Executive Officer

                         REPRESENTATION CERTIFICATE
                                       OF
                      INDIANA FEDERAL BANK FOR SAVINGS

     Indiana Federal Bank for Savings, a federal savings bank ("IndFed Bank"), makes the following representations to Miller, Canfield, Paddock and Stone, P.L.C. for use by Miller, Canfield, Paddock and Stone, P.L.C. in rendering its opinion relative to certain federal income tax consequences of the merger (the "IFC Subsidiary Bank Merger") of IndFed Bank with and into Pinnacle Bank, a Michigan banking corporation ("Pinnacle Bank"), pursuant to the Michigan Banking Code of 1969, as amended, the Federal Deposit Insurance Act, as amended, the Agreement and Plan of Merger and Consolidation to be executed by and between Pinnacle Bank and IndFed Bank (the "IFC Subsidiary Bank Merger Agreement"), and certain related instruments and agreements executed, or to be executed, in connection with the IFC Subsidiary Bank Merger Agreement (the "IFC Subsidiary Bank Merger Related Instruments"). Upon consummation of the IFC Subsidiary Bank Merger, and among other things, (i) IndFed Bank will merge with and into Pinnacle Bank, with Pinnacle Bank, as the surviving institution (the "Surviving Bank"), succeeding to all of the assets and liabilities of IndFed Bank; (ii) each issued and outstanding share of common stock of IndFed Bank will be canceled; and (iii) each issued and outstanding share of common stock of Pinnacle Bank will be converted into one
(1) share of common stock of the Surviving Bank. IndFed Bank acknowledges and agrees that each of the following representations constitutes a material representation to be relied upon by Miller, Canfield, Paddock and Stone, P.L.C. in rendering its opinion, and any material inaccuracy in any of the following representations may render the conclusions stated in the opinion of Miller, Canfield, Paddock and Stone, P.L.C. incorrect.

     1.   Immediately following the IFC Subsidiary Bank Merger, Pinnacle Bank
(i) will hold net assets of IndFed Bank having a fair market value equal to at least 90 percent of the fair market value of the net assets held by IndFed Bank immediately prior to the IFC Subsidiary Bank Merger and will hold gross assets of IndFed Bank having a fair market value equal to at least 70 percent of the fair market value of the gross assets held by IndFed Bank immediately prior to the IFC Subsidiary Bank Merger. For purposes of this representation, amounts used by IndFed Bank to pay reorganization expenses, and all redemptions and distributions made by IndFed Bank will be included as assets of IndFed Bank immediately prior to the IndFed Bank Merger.

     2. IndFed Bank has no plan or intention to issue additional shares of IndFed Bank Common Stock that would result in Pinnacle Bank losing "control" (within the meaning of Section 368(c) of the Internal Revenue Code, as amended (the "Code")) of IndFed Bank immediately following the IFC Subsidiary Bank Merger.

     3. IndFed Bank and the sole stockholder of IndFed Bank will pay their respective expenses, if any, incurred in connection with the IFC Subsidiary Bank Merger.

     4. There is no intercorporate indebtedness existing between IndFed Bank and Pinnacle Bank that was issued, or was acquired, or will be settled, at a discount.

     5. At the time of the IFC Subsidiary Bank Merger, IndFed Bank will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in IndFed Bank that, if exercised or converted, would affect Pinnacle Bank's acquisition or retention of "control" (within the meaning of Section 368(c) of the Code) of IndFed Bank immediately following the IFC Subsidiary Bank Merger.

     6.   IndFed Bank is not an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

     7. On the date of the IFC Subsidiary Bank Merger, the fair market value of the assets of IndFed Bank will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

     8. IndFed Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.


INDIANA FEDERAL BANK FOR SAVINGS


By:  /s/ Donald A. Lesch                                 Date: June 12, 1997
     ______________________________
           Donald A. Lesch
     Its:  Chairman and
            Chief Executive Officer

                         REPRESENTATION CERTIFICATE
                                       OF
                     PINNACLE FINANCIAL SERVICES, INC.


     Pinnacle Financial Services, Inc., a Michigan corporation ("Pinnacle"), makes the following representations to Miller, Canfield, Paddock and Stone, P.L.C. for use by Miller, Canfield, Paddock and Stone, P.L.C. in rendering its opinion relative to certain federal income tax consequences of the merger (the "Merger") of Indiana Federal Corporation, a Delaware corporation ("IFC"), with and into Pinnacle pursuant to the Michigan Business Corporation Act, as amended, the Delaware General Corporation Act, as amended, the Agreement and Plan of Merger dated as of November 14, 1996, as amended, by and between Pinnacle and IFC (the "IFC Merger Agreement"), and certain related instruments and agreements executed, or to be executed, in connection with the Merger Agreement (the "IFC Merger Related Instruments"). Upon consummation of the IFC Merger, and among other things, (i) IFC will merge with and into Pinnacle, with Pinnacle, as the surviving corporation, succeeding to all of the assets and liabilities of IFC, and (ii) subject to certain exceptions, each issued and outstanding share of common stock, $.01 par value per share, of IFC ("IFC Common Stock"), will be converted into one
(1) share of common stock, no par value per share, of Pinnacle ("Pinnacle Common Stock") as provided in the IFC Merger Agreement. Pinnacle acknowledges and agrees that each of the following representations constitutes a material representation to be relied upon by Miller, Canfield, Paddock and Stone, P.L.C. in rendering its opinion, and any material inaccuracy in any of the following representations may render the conclusions stated in the opinion of Miller, Canfield, Paddock and Stone, P.L.C. incorrect.

     1. The fair market value of the shares of Pinnacle Common Stock and other consideration to be received by each stockholder of IFC will be approximately equal to the fair market value of the shares of IFC Common Stock to be surrendered in the IFC Merger.

      2. To the knowledge of Pinnacle, there is no plan or intention by the stockholders of IFC to sell, exchange, or otherwise dispose of a number of shares of Pinnacle Common Stock to be received in the IFC Merger that would reduce the IFC stockholders' ownership of Pinnacle Common Stock to a number of shares having a value, as of the date of the IFC Merger, of less than 50 percent of the value of all of the formerly outstanding shares of IFC Common Stock as of the same date. For purposes of this representation, shares of IFC Common Stock exchanged for cash in lieu of fractional shares of Pinnacle Common Stock will be treated as outstanding shares of IFC Common Stock on the date of the IFC Merger. Moreover, shares of IFC Common Stock and shares of Pinnacle Common Stock held by IFC stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the IFC Merger will be considered in making this representation.

     3. Immediately following the IFC Merger, (i) Pinnacle will hold net assets of Pinnacle having a fair market value equal to at least 90 percent of the fair market value of the net assets held by Pinnacle immediately prior to the IFC Merger and will hold gross assets of Pinnacle having a fair market value equal to at least 70 percent of the fair market value of the gross assets held by Pinnacle immediately prior to the IFC Merger; and (ii) Pinnacle will hold net assets of IFC having a fair market value equal to at least 90 percent of the fair market value of the net assets held by IFC immediately prior to the IFC Merger and gross assets of IFC having a fair market value equal to at least 70 percent of the fair market value of the gross assets held by IFC immediately prior to the IFC Merger. For purposes of this representation, amounts used by Pinnacle and IFC, as applicable, to pay reorganization expenses, and all redemptions and distributions (except for regular normal dividends) made by Pinnacle and IFC, as applicable, will be included as assets of Pinnacle and IFC, as applicable, immediately prior to the IFC Merger.

     4. Immediately following the IFC Merger, Pinnacle will be in "control" (within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code")) of IFC.

     5. Pinnacle does not have any plan or intention to issue additional shares of its stock that would result in Pinnacle losing "control" (within the meaning of Section 368(c) of the Code) of IFC immediately following the IFC Merger.

     6. Pinnacle has no plan or intention to reacquire any of the specific shares of Pinnacle Common Stock to be issued in the IFC Merger.

     7. Except as otherwise expressly provided for in the IFC Merger Agreement, Pinnacle has no plan or intention to (i) liquidate IFC, (ii) merge IFC with or into any corporation other than Pinnacle, (iii) sell or otherwise dispose of any stock of IFC except for transfers of stock to corporations controlled by Pinnacle, or (iv) sell or otherwise dispose of any of its assets or of any of the assets acquired from IFC, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Pinnacle.

     8. To the knowledge of Pinnacle, all liabilities of IFC to be assumed by Pinnacle upon consummation of the IFC Merger, if any, and all liabilities, if any, encumbering assets of IFC that are to be transferred to Pinnacle upon consummation of the IFC Merger, were incurred by IFC in the ordinary course of business.

     9. Following the IFC Merger, Pinnacle will continue the historic businesses of Pinnacle and IFC or use a significant portion of the assets of Pinnacle and IFC in such historic businesses.

     10. Pinnacle will pay its expenses, if any, incurred in connection with the IFC Merger. Pinnacle will not pay any of the expenses of IFC (except to the extent it pays such expenses in its capacity as the surviving corporation of the IFC Merger) or of the stockholders of IFC.

     11. There is no intercorporate indebtedness existing between IFC and Pinnacle that was issued, or was acquired, or will be settled, at a discount.

     12. In the IFC Merger, shares of IFC Common Stock representing "control" (within the meaning of Section 368(c) of the Code) of IFC will be exchanged solely for voting stock of Pinnacle. For purposes of this representation, shares of IFC Common Stock exchanged for cash or other property originating with Pinnacle will be treated as outstanding IFC Common Stock on the date of the Merger.

     13. At the time of the IFC Merger, none of Pinnacle and IFC will have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in IFC that, if exercised or converted, would affect Pinnacle's acquisition or retention of "control" (within the meaning of Section 368(c) of the Code) of IFC immediately following the IFC Merger.

     14. Pinnacle does not directly own, nor has it directly owned during the past five years, any shares of the stock of IFC.

     15.  Pinnacle is not an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

     16. The fair market value of the assets of IFC to be transferred to Pinnacle upon consummation of the IFC Merger will equal or exceed the sum of the liabilities to be assumed by Pinnacle, plus the amount of liabilities, if any, to which the transferred assets are subject. At the Effective Time, the fair market value of the assets of IFC will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which those assets are subject.

     17. Pinnacle is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.


PINNACLE FINANCIAL SERVICES, INC.


By:  /s/ Richard L. Schanze                               Date  June 12, 1997
     ______________________________
     Richard L. Schanze
     Its:  President and
            Chief Executive Officer

                          REPRESENTATION CERTIFICATE
                                      OF
                                 PINNACLE BANK


     Pinnacle Bank, a Michigan banking corporation ("Pinnacle Bank"), makes the following representations to Miller, Canfield, Paddock and Stone, P.L.C. for use by Miller, Canfield, Paddock and Stone, P.L.C. in rendering its opinion relative to certain federal income tax consequences of the merger (the "IFC Subsidiary Bank Merger") of Indiana Federal Bank for Savings, a federal savings bank ("IndFed Bank"), with and into Pinnacle Bank pursuant to the Michigan Banking Code of 1969, as amended, the Federal Deposit Insurance Act, as amended, the Agreement and Plan of Merger and Consolidation to be executed by and between Pinnacle and IFC (the "IFC Subsidiary Bank Merger Agreement"), and certain related instruments and agreements executed, or to be executed, in connection with the IFC Subsidiary Bank Merger Agreement (the "IFC Subsidiary Bank Merger Related Instruments"). Upon consummation of the IFC Subsidiary Bank Merger, and among other things, (i) IndFed Bank will merge with and into Pinnacle Bank, with Pinnacle Bank, as the surviving institution (the "Surviving Bank"), succeeding to all of the assets and liabilities of IndFed Bank; (ii) each issued and outstanding share of common stock of IndFed Bank will be canceled; and (iii) each issued and outstanding share of common stock per share, of Pinnacle Bank will be converted into one
(1) share of common stock of the Surviving Bank. Pinnacle Bank acknowledges and agrees that each of the following representations constitutes a material representation to be relied upon by Miller, Canfield, Paddock and Stone, P.L.C. in rendering its opinion, and any material inaccuracy in any of the following representations may render the conclusions stated in the opinion of Miller, Canfield, Paddock and Stone, P.L.C. incorrect.

     1. Immediately following the IFC Subsidiary Bank Merger, (i) Pinnacle Bank will hold net assets of Pinnacle Bank having a fair market value equal to at least 90 percent of the fair market value of the net assets held by Pinnacle Bank immediately prior to the IFC Subsidiary Bank Merger and will hold gross assets of Pinnacle Bank having a fair market value equal to at least 70 percent of the fair market value of the gross assets held by Pinnacle Bank immediately prior to the IFC Subsidiary Bank Merger; and (ii) Pinnacle Bank will hold net assets of IndFed Bank having a fair market value equal to at least 90 percent of the fair market value of the net assets held by IndFed Bank immediately prior to the IFC Subsidiary Bank Merger and gross assets of IndFed Bank having a fair market value equal to at least 70 percent of the fair market value of the gross assets held by IndFed Bank immediately prior to the IFC Subsidiary Bank Merger. For purposes of this representation, amounts used by Pinnacle Bank and IndFed Bank, as applicable, to pay reorganization expenses, and all redemptions and distributions (except for regular normal dividends) made by Pinnacle Bank and IndFed Bank, as applicable, will be included as assets of Pinnacle Bank and IndFed Bank, as applicable, immediately prior to the IFC Subsidiary Bank Merger.

     2. Immediately following the IFC Subsidiary Bank Merger, Pinnacle Bank will be in "control" (within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code")) of IndFed Bank.

     3. Pinnacle Bank does not have any plan or intention to issue additional shares of its stock that would result in Pinnacle Bank losing "control" (within the meaning of Section 368(c) of the Code) of IndFed Bank immediately following the IFC Subsidiary Bank Merger.

     4. Except as otherwise expressly provided for in the IFC Subsidiary Bank Merger Agreement, Pinnacle Bank has no plan or intention to (i) liquidate IndFed Bank, (ii) merge IndFed Bank with or into any corporation other than Pinnacle Bank, (iii) sell or otherwise dispose of any stock of IndFed Bank except for transfers of stock to corporations controlled by Pinnacle Bank, or (iv) sell or otherwise dispose of any of its assets or of any of the assets acquired from IndFed Bank, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Pinnacle Bank.

     5. To the knowledge of Pinnacle Bank, all liabilities of IndFed Bank to be assumed by Pinnacle Bank upon consummation of the IFC Subsidiary Bank Merger, if any, and all liabilities, if any, encumbering assets of IndFed Bank that are to be transferred to Pinnacle Bank upon consummation of the IFC Subsidiary Bank Merger, were incurred by IndFed Bank in the ordinary course of business.

     6. Following the IFC Subsidiary Bank Merger, Pinnacle Bank will continue the historic businesses of Pinnacle Bank and IndFed Bank or use a significant portion of the assets of Pinnacle Bank and IndFed Bank in such historic businesses.

     7. Pinnacle will pay its expenses, if any, incurred in connection with the IFC Subsidiary Bank Merger. Pinnacle Bank will not pay any of the expenses of IFC (except to the extent it pays such expenses in its capacity as the surviving corporation of the IndFed Bank Subsidiary Bank Merger) or of the stockholders of IndFed Bank.

     8. There is no intercorporate indebtedness existing between IndFed Bank and Pinnacle Bank that was issued, or was acquired, or will be settled, at a discount.

      9. At the time of the IFC Subsidiary Bank Merger, none of Pinnacle Bank and IndFed Bank will have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in IndFed Bank that, if exercised or converted, would affect Pinnacle's acquisition or retention of "control" (within the meaning of

Section 368(c) of the Code) of IndFed Bank immediately following the IFC Subsidiary Bank Merger.

     10. Pinnacle Bank does not directly own, nor has it directly owned during the past five years, any shares of the stock of IndFed Bank.

     11. Pinnacle Bank is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

     12. The fair market value of the assets of IndFed Bank to be transferred to Pinnacle Bank upon consummation of the IFC Subsidiary Bank Merger will equal or exceed the sum of the liabilities to be assumed by Pinnacle Bank, plus the amount of liabilities, if any, to which the transferred assets are subject. At the effective time of the IFC Subsidiary Bank Merger, the fair market value of the assets of IndFed Bank will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which those assets are subject.

     13. Pinnacle Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.


PINNACLE BANK


By:  /s/ Richard L. Schanze                                  Date June 12, 1997
     ______________________________
     Richard L. Schanze
     Its:  President and
             Chief Executive Officer